EXHIBIT 99.1

ChinaCast Education Corporation Announces First Quarter Results With Net Income Up 41 Percent From Last Year

BEIJING, May 21, 2007 (PRIME NEWSWIRE) -- ChinaCast Education Corporation (OTCBB:CEUC) ("ChinaCast" or "the Company"), one of the leading e-learning services providers to educational institutions, government agencies and corporate enterprises in China, today announced first quarter 2007 financial results.

FIRST QUARTER HIGHLIGHTS

 -- Gross margin of 57% and net margin of 33% versus 47% and 22% in Q1
    FY2006
 -- Q1 Revenues off 6% due to re-structuring of Tongfang Education joint venture and lower equipment sales which were particularly high in the first quarter of 2006
 -- Establishment of a new wholly-owned subsidiary, ChinaCast Language
    Training Education Technology Limited ("CLTET"), to provide English language training services in China
 -- Signing of additional post-secondary education institution distance learning customer -- Shanghai University of Electric Power

 Financial Highlights (a)

 In millions
                                   RMB                    USD
                           Q1 2007     Q1 2006     Q1 2007     Q1 2006
 Total Revenue                39.9        42.4         5.1         5.3
   University Distance
     Learning                 14.7        13.8         1.9         1.7
   K-12 Educational
     Content                  15.7        18.3         2.0         2.3
   Vocational/Career
     Training                  9.5        10.4         1.2         1.3
 Gross Profit                 22.9        19.7         3.0         2.4
 Profit from Operations       16.0        14.1         2.0         1.7
 Profit Before Income Tax     18.8        14.8         2.4         1.8
 Net Profit                   13.0         9.2         1.7         1.1
 Share count (Basic)    24,830,744  16,657,872  24,830,744  16,657,872

 Per Share Data                    RMB                    USD
                           Q1 2007     Q1 2006     Q1 2007     Q1 2006
 Earnings per share
   (Basic)                    0.52        0.55        0.07        0.07
 Earnings per share
   (Diluted)                  0.49        0.53        0.06        0.07
 Weighted avg. shares
   for computation      24,830,744  16,657,872  24,830,744  16,657,872
 Share count  (Diluted) 26,268,007  17,345,807  26,268,007  17,345,807

 (a) Dollar values calculated at the exchange rate of US$1 = RMB 7.73 at
     31 March 2007, and US$1 = RMB 8.07 at 31 March 2006 and are included for reader convenience only.

Chairman and Chief Executive, Ron Chan, commented: "We are pleased with the strong growth in net income as our higher margin education service revenues increased by 10% year-on-year. Our overall revenue was off 6% due to a decrease in equipment sales and the restructuring of our Tongfang Education post-secondary education joint venture, which is aimed at allowing us to have a direct stake in the operations of this business and a closer relationship with the Ministry of Personnel.

"During the first quarter, we announced our entry into the private education market in China with the establishment of a new wholly-owned subsidiary, ChinaCast Language Training Education Technology Limited ("CLTET"), to provide English language training services. We hope to expand the number of CLTET training centers nationwide starting in the second half of this year and establish approximately 20 language training centers in the next 18 months. In addition, we have recently signed an additional post-secondary educational e-learning customer, Shanghai University of Electric Power, and plan to roll out up to 50 remote training classrooms over the next 12 months. Going forward, since over 98% of our Singapore shareholders have accepted our stock swap offer, we have applied for de-listing from the Singapore Stock Exchange and hope to be listed on the NASDAQ within the next 90 days."

First quarter revenues were down 6% from the previous year to RMB39.9 million in 2007. Service revenue which is mainly recurring came to RMB33.5 million, up 10% whereas equipment revenue dropped 47% to RMB6.3 million for the first quarter of 2007.

Revenues from the post-secondary education distance learning segment totaled RMB14.7 for the first quarter of 2007, up 7% from Q1 2006. The total number of post-secondary students enrolled in courses using the Group's distance learning platforms including contracts with CCLBJ but excluding Tongfang Education increased by 15,000, or 15% over the same period last year, to reach 116,000 at end March 2007. This increase reflects the continuing growth in demand for higher education in China.

Net revenue attributable to Tongfang Education was RMB2.4 million and RMB1.1 million for the first quarter of 2006 and 2007 respectively. Net revenue from post-secondary education distance learning service (excluding Tongfang's contribution) increased from RMB13.4 million in the first quarter of 2006 to RMB15.1 million in the first quarter of 2007.

First quarter revenues in the K-12 and content delivery business decreased from RMB18.3 million in 2006 to RMB15.7 million in 2007. This 14% drop is attributed to a fall in equipment sales in this business line. The number of subscribing schools for K-12 distance learning services remains steady at 6,500.

Revenues from vocational and career training services and government/enterprise training and networking services decreased from RMB10.4 in the first quarter of 2006 to RMB9.5 million for the first quarter of 2007 mainly due to lower equipment sales for projects.

Costs of sales of the company were down 30% from RMB22.7 million during the first quarter of 2006 as compared with RMB17 million for the first quarter of 2007. Lower equipment sales in the first quarter of 2007 (down 47%) which are characterized by lower margins explain this decrease.

The Company's gross profit margin was 57% for the first quarter of 2007, up by over 10 percentage points from the same period last year. This increase was a result of lower equipment sales which carry lower margins than services plus, margins on service revenue were higher after the Tongfang Education disposal since that entity generated lower margins than the service revenue of the Group.

Total net operating expenses were RMB6.9 million for the first quarter, up 10% from last year. Selling and marketing expenses remained unchanged at RMB0.7 million in the first quarter of 2006 and 2007. General and administrative expenses were up 22% to RMB10.1 million on an increase in professional fees associated with the business combination of the Company and CCH and the increase in payroll. Professional fees increased from RMB0.9 million in the first quarter of 2006 to RMB2 million in 2007 owing to additional compliance costs in the U.S. Payroll increased from RMB3.2 million to RMB4.5 million in the first quarter of 2007 following business expansion.

Foreign exchange losses came to RMB0.8 million for the first quarter of 2007 compared with RMB0.5 million last year owing to the continuous appreciation of the Renminbi against the U.S. dollar. The company has significant U.S. dollar holdings that it cannot convert to RMB because of exchange control regulations in China.

Interest income was up sharply from RMB0.7 million to RMB2.9 million in the first quarter of 2007 due to the increase in the Group's cash and term deposits.

Minority interest of RMB1.8 million arose mainly as a result of the 6.27% of CCH shareholders who had not participated in the offer of exchange for CEC shares by the end of the first quarter of 2007. By April 2007, the Group had acquired 98.0% of CCH and is in the process of acquiring the remaining shares.

In February 2007, the Group streamlined its beneficial holding in Tongfang Chuangxin. It did so by disposing of a 50% stake it owned in a holding company, Beijing Tongfang Digital Education Technology Limited, which held a 51% stake in a joint venture -- Beijing Tongfang Chuangxin Technology Limited ("Tongfang Chuangxin") -- in exchange for a direct 17.85% stake in Tongfang Chuangxin and RMB6.3 million. Other holders of the Tongfang joint venture are the Ministry of Personnel which holds approximately 50% and Tongfang Co. Limited which holds roughly 32%. As a result, the Group no longer consolidates the results of Tongfang Education and Tongfang Chuangxin. The consolidated result of Tongfang Education was shown as income from discontinued operations for the 3 months ended March 31, 2006, and 2007 respectively. Net loss on discontinued operations amounted to RMB277,000 and RMB346,000 for the 3 months ended March 31, 2006 and 2007 respectively.

Cash and bank balances together with term deposits decreased from RMB721.0 million at the end of 2006 to RMB682.2 million as at March 31, 2007, down 5.4% due to the settlement of the accrued professional fees associated with the acquisition of CCH.

Net cash used in operating activities totaled RMB25.0 million for the first quarter of 2007 compared with cash generated from operations of RMB16.4 million for the same period in 2006. This difference was chiefly due to the settlement of the accrued professional fees owing to the successful acquisition of CCH.

Net cash used in investment activities during the first quarter of 2007 came to RMB41.1 million mainly reflecting transfer to fixed deposit of RMB42.6 million. For the quarter ended March 31, 2007, transfer to fixed deposits amounted to RMB41.0 million and a deposit of RMB10 million was paid as a deposit on the business acquisition.

About ChinaCast Education Corporation ("ChinaCast") (OTCBB:CEUC)

Established in 1999 with offices in Beijing, Shanghai and Hong Kong, ChinaCast provides e-learning services and to educational institutions, government agencies and Fortune 500 enterprises. These services include interactive distance learning applications, multimedia education content, educational portals, vocational/career training and broadband networking services.

Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management's plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the company's Form 10KSB for the fiscal year ended December 31, 2006. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as "anticipate," "estimate," "expect," "believe," "will likely result," "outlook," "project" and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

 Conference Call Information         Replay Details

 Date:  Tuesday, May 22, 2007        The replay will be available
 Time:  8 am EDT*                    from 11:00 pm EDT* Tuesday May
                                     22, 2007 until midnight EDT*
                                     June 5, 2007

 Conference Dial In Numbers:         Conference Replay Dial In Numbers:

 U.S./Canada  Toll Free:             U.S./Canada Toll Free:
 1 800 475 3716                      1 888 203 1112
 International: +1 719 457 2728      International:  +1 719 457 0820
                                     Pass Code:  9122674
 Live Webcast:
 http://ir.chinacast.com.cn/events.cfm

 Web Replay:
 http://ir.chinacast.com.cn/events.cfm

 *EDT=U.S.  Eastern Daylight Savings Time

 --------------------------------------------------------------------
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (Un-audited)
                   (In thousands, except share-related data)

                                            As of           As of
                                           March 31,     December 31,
                                             2007            2006
                                       ----------------- ------------
                                          US$      RMB       RMB
 Assets

 Current assets:
  Cash and cash equivalents             25,546   196,705   278,067
  Term deposits                         63,057   485,543   442,921
  Accounts receivable, net of allowance
   of RMB148 for both 2007 and 2006,
   respectively                          5,198    40,023    41,692
  Inventory - satellite communication
   related equipment and equipment
   accessories                             397     3,057     3,067
  Prepaid expenses and other current
   assets                                1,310    10,088     5,199
  Amounts due from related parties         388     2,989     2,583
                                       -------   -------   -------
 Total current assets                   95,896   738,405   773,529
 Property and equipment, net             1,490    11,470    14,332
 Acquired intangible assets, net            --        --    14,028
 Long-term investments                   1,794    13,811     5,114
 Deferred tax assets                        17       129       172
 Non-current advances to a related
  party                                 16,631   128,055   129,866
 Goodwill                                  252     1,943     3,538
                                       -------   -------   -------
 Total assets                          116,080   893,813   940,579
                                       =======   =======   =======
 Liabilities, minority interest, and
  shareholders' equity

 Current liabilities:
  Accounts payable                       2,493    19,197    16,403
  Accrued expenses and other current
   liabilities                           5,199    40,031    96,204
  Amounts due to related parties             6        44     4,469
  Income taxes payable                   3,389    26,100    42,769
  Current portion of capital lease
   obligation                               19       145       146
                                       -------   -------   -------
 Total current liabilities              11,106    85,517   159,991
                                       -------   -------   -------
 Non-current liabilities:
  Capital lease obligation, net of
   current portion                          --        --        37
  Unrecognized tax benefits              3,143    24,197        --
                                       -------   -------   -------
 Total non-current liabilities           3,143    24,197        37
                                       -------   -------   -------
 Total liabilities                      14,249   109,714   160,028
                                       -------   -------   -------
 Minority interest                       7,556    58,181   145,501
                                       -------   -------   -------

                      CHINACAST EDUCATION CORPORATION
      CONDENSED CONSOLIDATED BALANCE SHEETS (Un-audited) -- continued
                (In thousands, except share-related data)

                                             As of          As of
                                            March 31,    December 31,
                                              2007           2006
                                      ------------------ ------------
                                          US$      RMB        RMB
 Contingencies
 Shareholders' equity:
  Ordinary shares (US$0.0001 par
   value; 100,000,000 shares
   authorized in 2007 and 2006;
   26,098,275 and 23,140,702 shares
   issued and outstanding in 2007
   and 2006, respectively)                   3        20         18
  Additional paid-in capital            95,451   734,973    653,000
  Statutory reserve                      1,126     8,670      9,721
  Accumulated other comprehensive
   loss                                   (566)   (4,360)    (2,762)
  Accumulated deficit                   (1,739)  (13,385)   (24,927)
                                      --------  --------   --------
 Total shareholders' equity             94,275   725,918    635,050
                                      --------  --------   --------
 Total liabilities, minority interest,
  and shareholders' equity             116,080   893,813    940,579
                                      ========  ========   ========

        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Un-audited)
                  (In thousands, except share-related data)
                                For the three months ended March 31,
                               --------------------------------------
                                  2007         2007         2006
                                  ----         ----         ----
                                   US$          RMB          RMB
 Revenues:
   Service                           4,355       33,535       30,597
   Equipment                           821        6,320       11,844
                               -----------  -----------  -----------
                                     5,176       39,855       42,441
                               -----------  -----------  -----------
 Cost of revenues:
   Service                          (1,397)     (10,756)     (11,008)
   Equipment                          (811)      (6,243)     (11,701)
                               -----------  -----------  -----------
                                    (2,208)     (16,999)     (22,709)
                               -----------  -----------  -----------
 Gross profit                        2,968       22,856       19,732
                               -----------  -----------  -----------

 Operating (expenses) income:
 Selling and marketing expenses        (88)        (679)        (674)
 General and administrative
  expenses (including share-
  based
  compensation of RMBnil and
  RMB443 for 2007 and 2006,
  respectively)                     (1,307)     (10,068)      (7,608)
 Foreign exchange loss                (110)        (844)        (453)
 Management service fee                611        4,701        3,110
                               -----------  -----------  -----------
 Total operating expenses, net        (894)      (6,890)      (5,625)
                               -----------  -----------  -----------
 Income from operations              2,074       15,966       14,107
 Interest income                       377        2,905          648
 Interest expense                       (4)         (28)          (6)
 Other income                           --           --           40
                               -----------  -----------  -----------
 Income before provision for
  income taxes, earnings in
  equity investments, and
  minority interest                  2,447       18,843       14,789
 Provision for income taxes           (541)      (3,492)      (2,821)
                               -----------  -----------  -----------
 Net income before earnings in
  equity investments and
  minority interest                  1,993       15,351       11,968
 Earnings in equity investments        (31)        (239)        (162)
 Minority interest                    (230)      (1,775)      (2,329)
                               -----------  -----------  -----------
 Income from continuing
  operations                         1,732       13,337        9,477
                               -----------  -----------  -----------

 Discontinued operations:
 Loss from discontinued
  operations, net of tax RMBnil
  for both 2007 and 2006               (18)        (139)      (1,368)
 Minority interest in
  discontinued operations, net
  of tax RMBnil for both 2007
  and 2006                             (30)        (230)       1,091
                               -----------  -----------  -----------

 Loss on discontinued
  operations                           (48)        (369)        (277)
                               -----------  -----------  -----------
 Net income                          1,684       12,968        9,200
                               ===========  ===========  ===========
 Net income per share
   Basic                              0.07         0.52         0.55
                               ===========  ===========  ===========
   Diluted                            0.06         0.49         0.53
                               ===========  ===========  ===========
 Weighted average shares used
  in computation:

   Basic                        24,830,744   24,830,744   16,657,872
                               ===========  ===========  ===========
   Diluted                      26,268,007   26,268,007   17,345,807
                               ===========  ===========  ===========

       CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Un-audited)
                              (In thousands)

                                 For the three months ended March 31,
                                        2007      2007      2006
                                        ----      ----      ----
                                         US$      RMB       RMB
 Cash flows from operating activities:

 Net income                             1,684    12,968     9,200
 Adjustments to reconcile net income
  to net cash provided by Operating
  activities:
 Minority interest in continuing
  operations                              230     1,775     2,329
 Minority interest in discontinued
  operations                               30       230    (1,091)
 Depreciation and amortization            275     2,119     3,067
 Amortization of deferred share-based
  compensation                             --        --       448
 Earnings in equity investments            31       239       162
 Changes in assets and liabilities:
 Accounts receivable                     (158)   (1,214)   (2,254)
 Inventory                                  1        10    (1,840)
 Prepaid expenses and other current
  assets                                 (534)   (4,109)   (1,550)
 Amounts due from related parties         (51)     (389)    1,423
 Accounts payable                         539     4,149    (2,458)
 Accrued expenses and other current
  liabilities                          (5,568)  (42,879)    6,167
 Amounts due to related parties           (33)     (253)      (86)
 Income taxes payable                     296     2,279     2,841
 Deferred tax assets                        6        43        43
 Unrecognized tax benefits                  5        36        --
                                     --------  --------  --------

 Net cash (used in) provided by used
  in operating activities              (3,247)  (24,996)   16,401
                                     --------  --------  --------
 Cash flows from investing activities:

 Repayment from advanced to related
  parties                                 235     1,811    10,531
 Return of deposit for the purchase
  of equipment                             --        --     3,800
 Deposits for business acquisition         --        --   (10,000)
 Purchase of property and equipment       (91)     (703)     (134)
 Term deposits                         (5,535)  (42,622)  (41,000)
 Proceeds from disposal of
  discontinued operations, net of
  cash disposed of                     (1,184)   (9,113)       --
                                     --------  --------  --------

 Net cash used in investing
  activities                           (6,575)  (50,627)  (36,803)
                                     --------  --------  --------

 Cash flows from financing activities:

 Repayment of capital lease
  obligation                               (5)      (38)      (38)
 Repayment of advance from related
  parities                               (552)   (4,251)       --
                                     --------  --------  --------

 Cash used in financing activities       (557)   (4,289)      (38)
                                     --------  --------  --------

 Effect of foreign exchange rate
  changes                                (188)   (1,450)       (7)

 Net decrease in cash and cash
  equivalents                         (10,567)  (81,362)  (20,447)
 Cash and cash equivalents at
  beginning of the period              36,113   278,067   120,368
                                     --------  --------  --------
 Cash and cash equivalents at end of
  the period                           25,546   196,705    99,921
                                     ========  ========  ========

CONTACT:  ChinaCast Education Corporation
          Michael J. Santos, Chief Marketing Officer & Investor
            Relations Officer
          (86-10) 6566-7788
          mjsantos@chinacast.com.cn
          http://ir.chinacast.com.cn
          15/F Ruoy Chai Building
          No. 8 Yong An-Dongli, Jian Guo Men Wai Avenue
          Beijing 100022, PRC

          U.S. Investor Relations Contact:
          Advanced Investor Relations, L.L.C.
          Miranda Weeks
          (703) 485-6067
          miranda@advancedinvestorrelations.com